POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Martin M. Cohen, Tara Giannone, Jill Chesler Schwartz, Melissa Bybee Brown, and Jaye Han to act severally and not jointly, as her true and lawful agents and attorneys-in-fact , with full power and authority to act hereunder, each in his/her discretion, in the name of and for and on behalf of the undersigned as fully as could the undersigned if present and acting in person, to:

1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval or successor EDGAR Next system ("EDGAR"), which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2. Prepare, execute, submit and file all Forms 3, 4 and 5 filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulation thereunder, with the SEC, and any and all applicable stock exchanges, Morgan Stanley and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the undersigned's status as an officer, director or stockholder of Morgan Stanley; and

3. Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Morgan Stanley, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney, effective as of this 12 day of May, 2025.

By: ______________________
Victoria Worster

STATE OF: NEW YORK)
) ss:
COUNTY OF NEW YORK)

Sworn and subscribed before me on this 12 day of May, 2025.

____
Notary Public

AARON GUTH
NOTARY PUBLIC-STATE OF NEW YORK
No. 01GU6042149
Qualified In New York County
My Commission Expires July 09, ~~2010~~ 2026